Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cornerstone Bancorp, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Merrill J. Forgotson, Chief Executive Officer of the Company, and Ernest J. Verrico, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Merrill J. Forgotson	/s/ Ernest J. Verrico
Merrill J. Forgotson	Ernest J. Verrico
Chief Executive Officer	Chief Financial Officer
May 14, 2004	May 14, 2004

The foregoing certificate is furnished solely for purposes of complying with Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose whatsoever. Notwithstanding anything to the contrary set forth herein or in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate the Company’s future filings, including this Report on Form 10-QSB, in whole or in part, this Certificate shall not be incorporated by reference into any such filings.

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